1 EXHIBIT 4.1 DESCRIPTION OF THE REGISTRANT’S SECURITIES REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934 Key Tronic Corporation (the “Company,” “we” or “our”) has one class of securities registered under Section 12 of the Securities Exchange Act of 1934: our common stock (the “Common Stock”). The following description of our Common Stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Restated Articles of Incorporation (the “Articles of Incorporation”) and our Amended and Restated Bylaws (the “Bylaws”), which are filed as exhibits to this Annual Report on Form 10-K and are incorporated by reference herein, and to the applicable provisions of the Washington Business Corporation Act (“WBCA”), Title 23B of the Revised Code of Washington. Authorized Capital Shares Our authorized capital shares consist of 25,000,000 shares of common stock, no par value per share. Common Stock Voting Rights The holders of Common Stock are entitled to one vote per share on all matters voted on by the shareholders, including the election of directors. Our Common Stock does not have cumulative voting rights. Dividend Rights The holders of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available for the payment of dividends, subject to the terms of any existing or future agreements between us and our debtholders. Liquidation Rights In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock will share ratably in all assets legally available for distribution after payment of all debts and other liabilities. No Preemptive Rights No holder of Common Stock shall have any preemptive right to purchase or subscribe for any part of any issue of stock or of securities of the Company convertible into stock of any class of securities of the Company. Other Rights and Preferences The holders of Common Stock have no subscription or conversion rights, and our Common Stock has no sinking fund or redemption rights.

2 Material Anti-Takeover Effects of Certain Provisions of the Articles of Incorporation, Bylaws and Washington Law Certain provisions of our Articles of Incorporation and Bylaws and of Washington law could have the effect of delaying, deferring or preventing a change in control or an unsolicited acquisition proposal that a shareholder might consider favorable. Authorized but Unissued Shares of Common Stock Our board of directors has the power, subject to applicable law or the rules of any stock exchange on which our securities may be listed and without further action by shareholders, to issue additional shares of Common Stock that could impede the completion of a merger, tender offer or other takeover attempt that some, or a majority, of our shareholders might believe to be in their best interests. Increase in the Number of Directors Our board of directors currently consists of six directors but has the authority to increase the number of authorized directors without seeking shareholder approval. Newly created directorships resulting from an increase in the number of authorized directors, or any vacancies in our board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause, are filled solely by the affirmative vote of a majority of the remaining directors then in office. An increase in the number of authorized directors could have the effect of discouraging a takeover by restricting the ability of a shareholder (or group of shareholders) from changing the majority composition of the board of directors. Classified Board of Directors If at any time our board of directors shall consist of nine or more members, our Articles of Incorporation provide that the board of directors shall be divided into three classes, effective following the shareholders’ meeting during which the number of members of the board of directors is increased to nine or more. In such an event, the term of the first class shall expire at the first succeeding annual meeting, the term of the second class shall expire at the second succeeding annual meeting and the term of the third class shall expire at the third succeeding annual meeting. At each annual meeting of shareholders after such classification, the directors whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. Our ability to classify the board of directors could have the effect of discouraging a takeover by restricting the ability of a shareholder (or group of shareholders) from changing the majority composition of the board of directors at any one meeting. Advance Notice Requirements for Shareholder Director Nominations Our Bylaws contain procedural requirements for shareholder nominations of directors and require certain information to be provided by shareholders nominating directors, including biographical information and share ownership amounts. These provisions may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our Company.

3 Special Meetings of Shareholders Our Bylaws provide that special meetings of shareholders may be called only by the (1) board of directors, (2) the President or (3) the Secretary or an Assistant Secretary upon the request of the holders of shares entitled to vote not less than 10% of our outstanding Common Stock and in compliance with the requirements in the Bylaws. This limited ability to call a special meeting of shareholders may have an anti-takeover effect because a potential acquirer may be impeded from calling a special meeting of shareholders to consider removing directors or to consider an acquisition offer. Anti-Takeover Effects of Provisions in the Articles of Incorporation Our Articles of Incorporation provide that the affirmative vote of holders of at least 75% of all outstanding Common Stock is required to approve certain business combinations, including mergers, consolidations, the sale of all or substantially all of the assets of the Company or the issuance of securities of the Company, with or to any 5% or greater shareholder, as well as to approve certain amendments to the Articles of Incorporation. Anti-Takeover Effects of Washington Law In addition, we are subject to the WBCA which imposes restrictions on certain transactions between a corporation and certain significant shareholders. Chapter 23B.19 of the WBCA generally prohibits a “target corporation” (as defined in the WBCA) from engaging in certain significant business transactions with an “acquiring person” (defined as a person or group of persons that beneficially owns 10% or more of the voting securities of the target corporation) for a period of five years after such acquisition, unless the transaction or acquisition of shares is approved (1) prior to the time of the acquisition, by a majority of the members of the target corporation’s board of directors or (2) at or subsequent to the time of acquisition, by a majority of the members of the target corporation’s board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting shares, except for shares beneficially owned by or under the voting control of the acquiring person. Such prohibited transactions include, among other things:  a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from the acquiring person;  termination of 5% or more of the employees of the target corporation employed in Washington, whether at one time or over a five-year period as a result of the acquiring person’s acquisition of 10% or more of the shares; or  allowing the acquiring person to receive any disproportionate benefit as a shareholder. After the five-year period, a “significant business transaction” may occur if it complies with “fair price” provisions specified in the statute or is approved at an annual or special meeting of shareholders by a majority of the outstanding shares other than those of owned by the acquiring person. As a result, the WBCA could have the effect of delaying, deferring, or preventing a change in control. Transfer Agent and Registrar Our transfer agent and registrar is Computershare Trust Company, N.A. Listing Our Common Stock is traded on the the NASDAQ Global Market under the trading symbol “KTCC.”